                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                       Proxy Statement Pursuant to Section
                      14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party Other than the Registrant
Check the Appropriate Box

[ ]   Preliminary Proxy Statement
[ ]   Confidential for Use of the Commission only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate bos):

[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.

           1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

           2) Aggregate number of securities to which the transaction applies;

           ---------------------------------------------------------------------

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.

           ---------------------------------------------------------------------

           4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

           5) Total fee paid:

           ---------------------------------------------------------------------

                            [NATIONAL OILWELL LOGO]



                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 1999




TO THE STOCKHOLDERS OF NATIONAL-OILWELL, INC.:

         Notice is hereby given that the annual meeting of stockholders of NATIONAL-OILWELL, INC. will be held at the ITT Sheraton Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 11:00 A.M., local time, on Wednesday, May 19, 1999, for the following purposes:

         1. To re-elect three directors, each for a term of three years and to elect one director for a term of one year;

         2. To approve an amendment to the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan to increase by 2,500,000 the number of shares of common stock reserved under the plan; and

         3. To transact any other business properly brought before the meeting.

         If you were a stockholder of record at the close of business on March 22, 1999, you may vote at the Annual Meeting. A list of the stockholders will be available for inspection at the company's offices during normal business hours for the 10 days prior to the meeting, and at the time and place of the meeting.


PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                          By order of the board of directors,

                                          /s/  M. Gay Mather

                                          M. Gay Mather
                                          Assistant  Secretary

Houston, Texas
April 20, 1999

                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1999

      The Board of Directors is soliciting proxies to be used at the 1999 annual meeting. This proxy statement, the form of proxy and National Oilwell's 1998 Annual Report are being mailed to stockholders on or about April 20, 1999.

                             PURPOSE OF THE MEETING

At the meeting, the Company's stockholders will be asked to elect four directors and to approve an amendment to the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan (the "Stock Plan").

                              VOTING AT THE MEETING

      Recordholders of National Oilwell Common Stock and Dreco Energy Services Ltd. Exchangeable Shares at the close of business on March 22, 1999 may vote at the meeting. Each stockholder has one vote for each share of common stock and each exchangeable share.

      On March 22, 1999, there were a total of 56,313,049 shares entitled to vote at the meeting. These consisted of 53,812,544 shares of common stock and 2,500,505 Exchangeable Shares. References to "Shares" and "stockholders" in this proxy statement and at the annual meeting include all common stockholders and exchangeable shareholders entitled to vote at the meeting.

      Exchangeable Shares are designed to have economic rights equivalent to Common Stock and they can be exchanged on a one-for-one basis into Common Stock. Exchangeable shareholders may vote at the meeting by instructing Montreal Trust Company of Canada, the Trustee of Exchangeable Shares, how to vote their Exchangeable Shares. The Trustee will only vote pursuant to the instructions of the relevant shareholders and will not vote any shares as to which it has not received instructions. An exchangeable shareholder may also instruct the Trustee to give a proxy to a holder specifically designated by the shareholder, or to grant a proxy to National Oilwell's management. Like common stockholders, on or about April 20, 1999, exchangeable shareholders are being mailed this proxy statement and National Oilwell's 1998 Annual Report. They are also being mailed a form of proxy and voting instruction card relating to Exchangeable Shares.

      The holders of a majority of the Shares entitled to vote constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. To be approved, the Stock Plan must receive the affirmative vote of a majority of the quorum. Except as provided by law or the Company's Amended and Restated Certificate of Incorporation or by-laws, the affirmative vote of the holders of a majority of the Shares entitled to vote at the meeting and present in person or represented by proxy is required to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The Shares represented by each properly executed proxy card will be voted at the meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified by a holder of Common Stock or the Trustee, the Common Stock will be voted as recommended by the board of directors. However, if no choice has been specified by a holder of Exchangeable Shares, the Exchangeable Shares will not be voted with respect to such matter. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

      With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve the amendment to Stock Plan, but not for the election of directors. Abstentions will be considered present and entitled to vote at the meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to amend the Stock Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold Common Stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors and the proposal to approve the amendment to the Stock Plan

      Proxies may be revoked at any time prior to the time that the vote is taken at the meeting. Proxies may be revoked by filing with the Secretary of the Company or the Trustee, as applicable, a written revocation or another form of proxy bearing a date later than the date of the proxy previously furnished. A proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy.

      YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                              ELECTION OF DIRECTORS

      The Amended and Restated Certificate of Incorporation of the Company classifies the board of directors into three classes having staggered terms of three years each. The number of directors is fixed from time to time by resolution of the board adopted by a vote of a majority of the whole board of directors serving at the time of that vote, but shall not be less than three. The board of directors is currently set at eight members. Bruce M. Rothstein, whose term of office expires in 2000, has announced his intention to retire from the board of directors at the May 19, 1999 annual meeting, and James T. Dresher, whose term of office was also to expire in 2000, passed away on February 28, 1999. Ben A. Guill is being presented for election as a director to the class whose terms expire in 2000. The vacancy created by Mr. Dresher's death is currently unfilled. It is the intention of the board of directors to reduce the number of its members to seven at its May 19, 1999 meeting, to be held immediately prior to the annual meeting of stockholders.

      The board of directors has nominated W. McComb Dunwoody, William E. Macaulay, and Joel V. Staff for election as directors for a term expiring in 2002 and has nominated Ben A. Guill, for election as director for a term expiring in 2000. With the exception of Mr. Rothstein, who will retire from the board at the annual meeting, the remaining directors will continue to serve in accordance with their prior election.

      At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the four nominees, unless authority to do so has been withheld in the manner specified in the instruction on the proxy or revoked in the manner previously described. Discretionary authority is reserved to cast votes for the election of a substitute recommended by the board of directors should any nominee be unable or unwilling to serve as a director. The Company believes that all of the nominees will be available to serve.

      The four directors are to be elected by a plurality of the votes cast. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for any nominee for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

      The Company's Amended and Restated Certificate of Incorporation provides that, subject to certain limitations discussed below, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (or at any special meeting of stockholders called for the purpose of electing directors) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and
(ii) who complies with the notice procedures set forth below. Holders of Exchangeable Shares will be deemed to satisfy these requirements by complying with the notice procedures set forth below and timely delivering such notice to the Trustee.

      To be timely, a stockholder's notice to the Company must be received at the Company's principal executive offices by the later of (i) ninety days before the meeting of stockholders or (ii) ten days after the first public notice of that meeting is sent to stockholders. The Company must receive from the stockholder a notice that sets forth (i) that stockholder's name and address (as they appear on the records of the Company), business address and telephone number, resident address and telephone number, and the number of shares of each class of stock of the Company beneficially owned by that stockholder; and (ii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder. The notice must provide with respect to each nominee (i) that nominee's name, business address and telephone number, and residence address and telephone number; (ii) the number of shares, if any, of each class of stock of the Company owned directly or beneficially by that nominee; (iii) any other information relating to that nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

      Notices in respect of nominations for directors must be received by the Company no later than April 30, 1999.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

The information provided herein as to personal background has been provided by each director and nominee as of March 22, 1999. The periods shown for service as an employee of the Company by Mr. Staff includes service as an employee of the predecessor partnership to the Company.


--------------------------------------------------------------------------------
                NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING
                           FOR TERMS EXPIRING IN 2002
--------------------------------------------------------------------------------


W. McComb Dunwoody         Mr. Dunwoody has served as a Director of the Company
                           since January 1996. He is a Managing Director of
                           Inverness Management LLC. Through Inverness
                           Management LLC and its affiliates, Mr. Dunwoody has been engaged in sponsoring and investing in private equity transactions since 1981. Additionally, Mr.
                           Dunwoody has served as President and Chief Executive
                           Officer of Inverness/Phoenix LLC since 1994 and has been Chief Executive Officer of The Inverness Group
                           Incorporated since 1981. Age: 54.

William E. Macaulay        Mr.  Macaulay  has served as a Director of the
                           Company since January 1996. He is the Chairman and
                           Chief Executive Officer of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in 1983. Mr. Macaulay serves as a director of Weatherford International, Inc., an oilfield service company, Maverick Tube Corporation, a manufacturer of steel pipe and casing, and Cal Dive International, Inc., a provider of subsea services in the Gulf of Mexico. Age: 53.

Joel V. Staff              Mr. Staff has served as the President and Chief
                           Executive Officer of the Company since July 1993 and
                           Chairman of the Board since January 1996. Mr. Staff also serves as a director of Denali Incorporated, a provider of products and services for handling critical fluids. Age: 55.



--------------------------------------------------------------------------------
                NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING
                           FOR TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------




Ben A. Guill               Mr. Guill is President of First Reserve Corporation,
                           a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. For a period greater than five years prior to joining First Reserve, he was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment banking firm specializing in the oil service industry. Age: 48.

--------------------------------------------------------------------------------
                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------



Howard I. Bull             Mr.  Bull has served as a Director of the Company
                           since January 1996. Mr. Bull was President, Chief
                           Executive Officer and a director of Dal-Tile
                           International, Inc., which is the largest manufacturer and distributor of tile in North
                           America, from April 1994 to his retirement in June
                           1997. Prior to joining Dal-Tile International, Inc.,
                           Mr. Bull spent 10 years with Baker Hughes
                           Incorporated, a worldwide diversified oil services company, where he became Chief Executive Officer for Baker Hughes Drilling Equipment Company. Mr. Bull also serves as a director of Marine Drilling
                           Companies, Inc., an offshore drilling contractor, and NATCO Holdings, Inc., a manufacturer of oil and gas processing equipment. Age: 58.

James C. Comis III         Mr. Comis has served as a Director of the Company
                           since January 1996. He is a Managing Director of
                           Inverness Management LLC. Through Inverness
                           Management LLC and its affiliates, Mr. Comis has been engaged in sponsoring and investing in private equity transactions since 1990. Additionally, Mr. Comis has served as Managing Director of Inverness/Phoenix LLC since 1994. Age: 34.

Frederick W. Pheasey       Mr. Pheasey has served as a Director and Executive
                           Vice President of the Company since September 1997.
                           He was a co-founder of Dreco and was employed by that company and its predecessors from 1972 to September
                           1997, most recently as its Chairman. Age: 56.

       APPROVAL OF AN AMENDMENT TO THE NATIONAL--OILWELL, INC. AMENDED AND
               RESTATED STOCK AWARD AND LONG-TERM INCENTIVE PLAN


      At the meeting, there will be presented to the stockholders a proposal to approve an amendment to increase by 2,500,000 the number of authorized shares available under the Stock Plan. The purpose of Stock Plan is to provide a means through which the Company can attract and retain key employees and directors of outstanding abilities, whereby such individuals can acquire and maintain stock ownership thereby increasing their interest in the Company's welfare, and to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long-term. All references in this proxy statement related to number of shares authorized or issued have been adjusted for the two-for-one stock split on November 18, 1997.

      The Company's board of directors and stockholders adopted the Stock Plan in January 1996. In August 1996, the board of directors adopted amendments to the Stock Plan (i) increasing the maximum number of shares of Common Stock issued and available for issuance under the Stock Plan from 1,882,606 to 3,882,606 and (ii) providing that awards under the Stock Plan, other than Incentive Stock Options, may be granted to outside directors of the Company. On May 14, 1997 stockholders of the Company approved the Stock Plan, which approval included amendments to bring the Stock Plan into compliance with section 162(m) of the Internal Revenue Code (the "Code"). On August 21, 1998, the Stock Plan was amended to allow for the grant of awards to consultants. On February 10, 1999, the board of directors approved an amendment to the Stock Plan, subject to stockholder approval at the annual meeting, to increase the number of authorized shares available for issuance under the Stock Plan from 3,882,606 to 6,382,606. At March 31, 1999, 2,387,683 shares were reserved for issuance upon the exercise of outstanding options under the Stock Plan and pursuant to restricted stock agreements, and 451,087 shares were available for the grant of future awards.


VOTE REQUIRED FOR APPROVAL

      To be approved, the proposal to amend the Stock Plan must receive the vote of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting, provided that the total number of votes cast represents a majority of the shares entitled to vote on the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE STOCK PLAN.


DESCRIPTION OF THE STOCK PLAN

      The Stock Plan provides for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock awards, performance share awards, stock equivalent awards or any combination of the foregoing, as is best suited to the circumstances of the particular recipient. Key employees, non-employee directors of the Company and consultants to the Company may participate in the Stock Plan, except that non-employee directors and consultants may not receive ISOs. The Stock Plan, as amended, authorizes the issuance of up to an aggregate of 6,383,606 shares of Common Stock of the Company to participants in the Stock Plan.

      The Restricted Stock is subject to forfeiture restrictions, which prohibit the stock from being sold, assigned, pledged, exchanged or otherwise transferred until the forfeiture restrictions have lapsed. The restricted stock agreements also provide that the Restricted Stock must be resold to the Company for $0.01 per share if the recipients' employment with the Company is terminated for any reason prior to the lapse of the forfeiture restrictions. As of March 31, 1999, 527,140 shares of Common Stock of the Company were subject to forfeiture under restricted stock agreements with five recipients including: Mr. Staff - 225,932 shares, Mr. Miller - 75,302 shares, Mr. Fasnacht - 75,302 shares and Mr. Krablin
- 75,302 shares. The remaining forfeiture restrictions will lapse in equal amounts on January 17, 2000 and January 17, 2001, and in their entirety upon a participant's disability, death or involuntary termination without cause. Any of the shares of Restricted Stock which are forfeited become available for reissuance under the Stock Plan.

      The Stock Plan authorizes the issuance of stock options to key employees, non-employee directors and consultants of the Company. At March 31, 1999, an aggregate of 1,860,543 shares were reserved for issuance pursuant to non-qualified stock options issued under the Stock Plan, at exercise prices ranging from $8.625 to $28.8125.

      At March 31, 1999, there were approximately 130 persons eligible and participating in the Stock Plan, five of whom are non-employee directors of the Company and seven of whom are executive officers of the Company. On February 9, 1999, non-qualified stock options were granted at an exercise price of $10.125 per share as follows: Mr. Staff - 230,480 shares; Mr. Pheasey - 55,063 shares; Mr. Miller - 109,533 shares; Mr. Fasnacht - 84,533 shares; Mr. Krablin - 89,469 shares; all current executive officers as a group - 652,168 shares; all current non-employee directors as a group - 47,620 shares; and all non-executive officer employees as a group 524,577 shares. As of March 31, 1999 an aggregate of 2,387,683 options and restricted stock awards subject to forfeiture were outstanding under the Stock Plan and 451,087 shares were available for the issuance of future awards or options. The closing price of the Company's common stock on the New York Stock Exchange on March 31, 1999 was $11.5625.

      No awards of ISOs, SARs, performance share awards, stock equivalent awards, or any combination of the foregoing, have been granted under the Stock Plan as of March 31, 1999.

      The compensation committee of the board has administrative authority over the Stock Plan. It determines which eligible employees will receive grants of awards or options, the number of shares of Common Stock subject to each award or option, when such award or option shall be made, the duration of any applicable exercise or restriction period, when the options will become exercisable, and the term, not to exceed ten years in the case of ISOs, during which the option may be exercised. All award and grant decisions under the Stock Plan shall be made by two or more "outside directors" as defined in section 162(m) of the Code.

      Under the Stock Plan, the exercise price of NQSOs, ISOs and SARs must be no less than the market price on the date of grant. Outstanding options under the Stock Plan have been granted at no less than the market price on the date of grant and generally become exercisable in three equal annual installments beginning one year after the date of grant and remain exercisable until five years after the date of grant. The maximum number of shares that may be granted to any individual during the term of the Stock must be less than one-half the aggregate number of shares of Common Stock authorized for issuance under the Stock Plan.

      The Stock Plan will terminate on July 23, 2006 unless terminated earlier by the Board or extended by the Board with approval of the stockholders. The Stock Plan provides that the Board in its discretion may terminate the plan or alter or amend the plan or any part thereof from time to time; provided that no change in any outstanding grant or award may be made which would impair the rights of the participant without the consent of the participant, and provided further that the Board may not, without approval of the stockholders, amend the Stock Plan to (i) increase the aggregate number of shares of Common Stock which may be issued under the plan; (ii) change the class of employees eligible to receive ISOs under the plan; or (iii) modify materially the requirements as to eligibility for participation in the plan if such approval is required by section 162(m) of the Code.


FEDERAL INCOME TAX CONSEQUENCES

      ISOs. Stock Plan participants will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Stock Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price (or other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the option. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise and within two years after the grant of the option generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the participant's tax basis in the shares, assuming that the shares were held as capital assets, and the Company will not be entitled to any tax deduction in connection therewith.

      If such sale occurs within one year from the date of exercise of the option or within two years from the date of the option grant (a "disqualifying disposition"), the participant generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the option price or (ii) the excess of the amount realized on the sale of the shares over the option price. Any gain (or loss) realized on a disqualifying disposition in excess of (or below) the amount treated as ordinary compensation income will be a long-term or short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition in the amount of the ordinary compensation income recognized by the participant at the time the participant recognizes such income.

      NQSOs. There are no federal income tax consequences to the participant or to the Company upon the grant of an NQSO under the Stock Plan. Upon the exercise of NQSOs, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, and the Company generally will be entitled to a corresponding tax deduction at such time. Upon the sale of shares acquired by exercise of an NQSO, the participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the participant's basis in the shares and the amount realized upon the sale.

      Restricted Stock Awards. A recipient normally will not recognize taxable income upon receiving a Restricted Stock Award, and the Company will not be entitled to a deduction, until such Common Stock is transferable by the recipient or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable by the recipient or no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock subject to the Restricted Stock Award (less any amount paid for such shares) at that time, and the Company ordinarily will be entitled to a deduction in the same amount. A recipient may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Award is awarded in an amount equal to the Fair Market Value of the Common Stock (less any amount paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a deduction in the same year. Any gain or loss recognized by the recipient upon subsequent disposition of the Common Stock will be capital gain or loss (long-term or short-term depending upon the length of time the shares were held). If after making the election, any Common Stock subject to a Restricted Stock Award is forfeited, or if the market value declines during the Restriction Period, the recipient ordinarily is not entitled to any tax deduction or tax refund (other than with respect to any amount paid for the shares).

      Under Section 162(m) of the Code, enacted in August 1993, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers. Total remuneration would include amounts received upon the exercise of stock options. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements.


ACCOUNTING CONSIDERATIONS

      There is no charge to the income of the Company in connection with the grant or exercise of an option under the Stock Plan as long as the option price is not below the market price on the date of grant. Any tax benefit received by the Company upon exercise of an NQSO or as a result of a disqualifying disposition of option shares obtained upon exercise of an ISO is reflected as a credit to capital in excess of par value and not as income.

      Earnings per share may be affected by the Stock Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of the Company's Common Stock. The calculation reflects the potential dilutive effect, using the treasury stock method, assuming the exercise of outstanding stock options. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

      The assumed value of an SAR (generally, the excess of the market value of the underlying shares over the option price at the end of each accounting period) is treated as compensation expense that is accrued over the period that the SAR is outstanding. A deferred tax asset may also be created if the related tax deduction occurs in a period later than the one in which the compensation expense is recognized for accounting purposes.

NEW PLAN BENEFITS

      Because awards are made from time to time by the compensation committee of the board of directors to those persons the committee determines in its discretion should receive awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Stock Plan are not determinable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF SHARES BY DIRECTORS AND OFFICERS

      The following table sets forth certain information with respect to Shares beneficially owned by each director and nominee for director of the Company, by each of the current executive officers named in the Summary Compensation Table and by all current directors, director nominees and executive officers of the Company as a group. This information has been provided by each of the directors and executive officers as of March 31, 1999, at the request of the Company.

                                                                     Shares              Percent
      Name of individual                                          beneficially           of class
      or identity of group                                          owned(1)           outstanding(2)
      --------------------                                        --------------       --------------
      Howard I. Bull .......................................            4,053(3)              *
      James C. Comis .......................................        9,409,571(4)            16.71%
      W. McComb Dunwoody ...................................        9,572,253(4)            17.00%
      James J. Fasnacht ....................................          312,590                 *
      Ben A. Guill .........................................       12,128,194(5)            21.54%
      Honor Guiney .........................................                0                 *
      Steven W. Krablin ....................................          311,728                 *
      William E. Macaulay ..................................       12,132,247(5)            21.54%
      Merrill A. Miller ....................................          231,305                 *
      Frederick W. Pheasey .................................          336,967                 *
      Joel V. Staff ........................................        1,491,030(6)             2.65%
      All current directors, director nominees and executive
        officers as a group (12 persons) ...................       24,943,769               44.20%

-------------------------
*  Denotes ownership of less than one percent of the class outstanding.

(1) This column includes shares subject to options granted pursuant to the Company's stock option plans which are exercisable by May 30, 1999. Messrs. Bull, Comis, Dunwoody, and Macaulay each hold unexercised options to purchase 4,053 of such shares, and Messrs. Fasnacht, Krablin, Miller, Pheasey and Staff each respectively hold 18,330, 16,948, 26,621, 6,357 and 29,164 unexercised options to purchase such shares.

(2) At March 22, 1999, there were 56,313,049 Shares outstanding. Shares not outstanding but beneficially owned by a given person are deemed outstanding for purposes of computing the percentage of Shares owned by such person, but not for purposes of computing the percentage owned by any other person.

(3) Mr. Bull has approximately a 2.9% interest in DPI Partners I, a general partnership which holds a limited partnership interest in DPI Oil Service Partners Limited Partnership. Additionally, Mr. Bull holds a limited partnership interest in DPI Oil Service Partners Limited Partnership, which holds 9,300,562 shares of the Common Stock. The interest of Mr. Bull and DPI Partners I in DPI Oil Service Partners Limited Partnership, after the return of the original investment plus interest, are approximately 0.8% and 20.0%, respectively. Mr. Bull disclaims beneficial ownership of all such shares.

(4) Includes 9,300,562 shares beneficially owned by Inverness/Phoenix LLC of which Messrs. Comis and Dunwoody are principals.

(5) Includes 12,128,194 shares beneficially owned by First Reserve Corporation of which Mr. Macaulay is Chairman and Chief Executive Officer and Mr. Guill is President. Messrs. Macaulay and Guill each disclaim beneficial ownership of all such shares.

(6) Includes 811,228 shares owned by the trusts created by that certain Trust Agreement dated April 12, 1989 by and among Joel V. Staff and Mary Martha Staff, as Trustors, and Richard Staff, as Trustee. Mr. Staff does not vote nor exercise investment power over and disclaims beneficial ownership of these shares.

OTHER PRINCIPAL HOLDERS OF  SHARES

      The following entities were beneficial owners of more than five percent of Shares as of the dates indicated:


                                                                   Voting Power                 Investment Power
                                                             ------------------------     --------------------------
                                    Shares        Percent
                                 Beneficially       of
Name and Address                    Owned         Class(1)      Sole        Shared            Sole         Shared
----------------                 -------------   ---------   ----------    ----------     -----------    -----------
First Reserve Corporation(2)
  475 Steamboat Road
  Greenwich, CT  -6830            12,128,194       21.54%           -0-    12,128,194             -0-    12,128,194

Inverness/Phoenix LLC(3)
 660 Steamboat Road
 Greenwich, CT  06830              9,488,822       16.82%           -0-     9,300,562             -0-     9,300,562

Putnam Investments, Inc.(4)
  One Post Office Square
  Boston, MA  02109                3,375,000        5.99%           -0-       186,800             -0-     3,375,000

Westburne Inc.(5)
 505 Lock Street, Suite 2000
  St. Laurent, Quebec              3,000,000        5.33%    3,000,000             -0-     3,000,000             -0-
  Canada  H42 1X7

-------------------

(1)  On March 22, 1999, there were 56,313,049 Shares outstanding.

(2) Represents shares beneficially owned as of March 22, 1999 by the following limited partnerships: First Reserve Fund V, Limited Partnership ("Fund V")
     - 334,830; First Reserve Fund V-2, Limited Partnership ("Fund V-2") - 334,830; First Reserve Fund VI, Limited Partnership ("Fund VI") - 7,700,834; First Reserve Fund VII, Limited Partnership ("Fund VII") - 1,548,600; and First Reserve Fund VIII, LP ("Fund VIII") - 2,209,100. First Reserve Corporation, as the general partner of Fund V, Fund V-2, Fund VI, First Reserve GP VII, LP (who, in turn, is the general partner of Fund VII) and First Reserve GP VIII, LP (who, in turn, is the general partner of Fund
     VII), has the power to cause each partnership to dispose of or to vote shares held by each partnership. Mr. William E. Macaulay, a stockholder of First Reserve Corporation, may be deemed to share beneficial ownership of shares owned by each of the partnerships as a result of ownership and control over First Reserve Corporation. Mr. Macaulay disclaims beneficial ownership of all such shares.

(3) Represents 9,300,562 shares beneficially owned as of March 22, 1999 by DPI Oil Service Partners Limited Partnership ("DPIOSP"). Inverness/Phoenix LLC, in its role as managing general partner of DPIOSP, has the power to cause DPIOSP to dispose of or to vote shares held by DPIOSP. Messrs. Comis and Dunwoody, each of whom is a director of the Company, serve on the investment committee of Inverness/Phoenix LLC, which committee has sole power to vote and dispose of that company's investments. See footnote (3) on page 10 of this proxy statement for the ownership interest of Mr. Bull, who is a director of the Company, in DPIOSP. Includes 188,260 shares owned by DPCM Holding, Inc., who has a controlling interest in Inverness/Phoenix LLC.

(4)  As reflected in Schedule 13G filed with the SEC on February 9, 1999.

(5)  As reflected in Schedule 13G filed with the SEC on January 21, 1999.

                      MEETINGS AND COMMITTEES OF THE BOARD

      During 1998, six meetings of the board of directors of the Company were held. The Company's by-laws provide that the board of directors, by resolution adopted by a majority of the board, may designate an Executive Committee and one or more other committees, with each such committee to consist of one or more directors.

      Executive Committee. The executive committee has the full power and authority to exercise all the powers of the board of directors in the management of the Company except the power to fill vacancies in the board of directors and the power to amend the by-laws. The Executive Committee met twice during 1998. The current members of the Executive Committee are W. McComb Dunwoody, committee chairman, William E. Macaulay and Joel V.
Staff.

      Audit Committee. The audit committee is composed of directors who are not officers of the Company or any of its subsidiaries. During 1999 the audit committee was composed of James T. Dresher, committee chairman, and Howard I. Bull. Mr. Dresher passed away in February 1999 and Mr. Bull is currently the only member of the audit committee. The audit committee meets periodically with the Company's financial and accounting officers, management and independent public accountants to review the scope of auditing procedures, policies relating to internal auditing and accounting procedures and controls. It also provides general oversight with respect to the accounting principles employed in the Company's financial reporting, reviews litigation and other legal matters that may affect the Company's financial condition and monitors compliance with the Company's business ethics and other policies. The audit committee met once during 1998.

      Compensation Committee. The compensation committee is composed of members of the board who are not officers of the Company or any of its subsidiaries. This committee has general supervisory power over, and the power to grant awards under, the Company's stock award plans. In addition, the compensation committee reviews the recommendations of the Chief Executive Officer as to appropriate compensation of the Company's principal executive officers and certain other key personnel and establishes the compensation of such persons and the Chief Executive Officer. It also periodically examines the general compensation structure of the Company and supervises the welfare and pension plans and compensation plans of the Company. The compensation committee met twice during 1998. During 1998, the compensation committee was comprised of Howard I. Bull, committee chairman, and James T. Dresher. Mr. Dresher passed away in February 1999. The compensation committee currently consists of Mr. Bull and Mr. Rothstein.



                        EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information regarding each of the Company's current executive officers. Executive officers of the Company are elected annually by the board of directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal. The periods shown for service as an employee of the Company include service as an employee of the predecessor partnership of the Company.

Joel V. Staff              Mr. Staff has served as the President and Chief
                           Executive Officer of the Company since July 1993 and
                           Chairman of the Board since January 1996. Mr. Staff also serves as a director of Denali Incorporated, a provider of products and services for handling critical fluids. Age: 55.

James J. Fasnacht          Mr. Fasnacht joined the Company in 1979 and has
                           served as its Vice President since November 1993, as Group President, Distribution Services since April
                           1997, and as General Manager of Pumping Systems from
                           November 1993 to April 1997. Age: 44.

Jerry N. Gauche            Mr. Gauche has served as Vice
                           President-Organizational Effectiveness since joining the Company in January 1994. Age: 50.

Honor Guiney               Ms. Guiney has served as Vice President and Chief
                           Information Officer since April 1999 and as a consultant to the Company from April 1998 to April
                           1999. From September 1993 to April 1998, Ms. Guiney served as Vice President of Professional Services of Unidata, Inc., a Denver-based software company. Age:
                           42.

Steven W. Krablin          Mr. Krablin has served as Vice President and Chief
                           Financial Officer since January 1996. Mr. Krablin served in various capacities including Vice
                           President-Finance and Chief Financial Officer of
                           Enterra Corporation, an NYSE-listed, international oilfield service company, from November 1986 to January 1996. Age: 49.

Merrill A. Miller, Jr.     Mr. Miller has served as Vice President since July
                           1996, as Group President, Products and Technology since April 1997, as General Manager of Drilling
                           Systems from July 1996 to April 1997 and as Vice
                           President of Marketing, Drilling Systems from
                           February 1996 to July 1996. Prior thereto, Mr. Miller was President of Anadarko Drilling Company, a drilling contractor, from January 1995 to February
                           1996. From May 1980 to January 1995, Mr. Miller served in various capacities including Vice
                           President/U.S. Operations of Helmerich & Payne
                           International Drilling Co., a drilling contractor.
                           Age: 48.

Frederick W. Pheasey       Mr. Pheasey has served as a Director and Executive
                           Vice President of the Company since September 1997.
                           He was a co-founder of Dreco and was employed by that company and its predecessors from 1972 to September
                           1997, most recently as its Chairman. Age: 56.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth for the years ended December 31, 1996, 1997 and 1998 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").
                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                Long-Term Compensation
                                                                          -------------------------------------
                                             Annual Compensation                 Awards              Payouts
                                    -----------------------------------   -----------------------  ------------
                                                                Other                Securities
        Name                                                    Annual    Restricted   Underly-                    All Other
        and                                                     Compen-      Stock       Ing           LTIP         Compen-
      Principal                                                 sation     Award(s)    Options/       Payouts       sation
      Position           Year         Salary($)    Bonus($)       ($)       ($)(1)      SARs (#)      ($)(2)        ($)(3)
---------------------   ------      -----------  -----------    -------   ---------- -----------   ------------  ------------
Joel V. Staff            1998         370,806          --          --          --        87,492              --       34,128
  Chairman, President    1997         300,000     191,250          --          --            --              --       14,054
  and CEO                1996         291,352     186,983          --       2,567            --       1,675,423       14,512

Frederick W. Pheasey     1998         230,182          --          --          --        19,071              --           --
  Exec. Vice             1997          66,887       7,594          --          --            --              --           --
  President(4)           1996              --          --          --          --            --              --           --

Merrill A. Miller        1998         186,923          --          --          --        49,751              --        3,914
 Group President-        1997         162,307      85,211          --          --        15,058              --        3,486
 Products &              1996         135,577      71,758          --         856            --         558,474           --
 Technology

James J. Fasnacht        1998         178,462          --          --          --        24,876              --       17,522
  Group President-       1997         150,769      79,154          --          --        15,058              --       12,478
  Distribution Services  1996         120,000      63,513          --         856            --         558,474        7,683


Steven W. Krablin        1998         176,169          --          --          --        20,730              --       12,262
  Vice President and     1997         150,000      78,750          --          --        15,058              --        3,755
  CFO                    1996         144,231      76,338          --         856            --         558,474           --


------------------------------

(1) The number and value at December 31, 1998 of restricted stockholdings for the named executive officers are: Mr. Staff - 338,898 shares, $3,791,421; Mr. Miller - 112,953 shares, $1,263,662; Mr. Fasnacht - 112,953 shares, $1,263,662;
and Mr. Krablin - 112,953 shares, $1,263,662. The forfeiture restrictions lapse in equal annual amounts each January 17, 1999 through 2001, and in their entirety upon a participant's disability, death or involuntary termination without cause. The recipients of restricted stock awards are only entitled to dividends declared upon shares issued pursuant to the award upon the lapse of forfeiture restrictions.


(2) Represents total amounts accrued to the named individuals with respect to payments under the Company's Value Appreciation and Incentive Plans, which provided for certain executive officers of the company to qualify for an award upon the occurrence of certain events, including an initial public offering. Distributions under the plans will be made in cash and stock until January 17, 2001. Cash distributions made under the plans as of December 31, 1998 are as follows: Mr. Staff - $628,274; Mr. Miller - $209,425; Mr. Fasnacht - $209,425;
and Mr. Krablin - $209,425. Stock distributions made under the plans as of December 31, 1998 are as follows: Mr. Staff - 49,288 shares; Mr. Miller - 16,430 shares; Mr. Fasnacht - 16,430 shares and Mr. Krablin - 16,430 shares.

(3) These amounts include:

    (a)The Company's cash contributions for 1998 under the National-Oilwell Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Staff, $15,063; Mr. Miller - $3,914; Mr. Fasnacht - $3,773; and Mr. Krablin
    - $7,398.

    (b)The Company's cash contributions for 1998 under the National-Oilwell Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Staff - $19,065; Mr. Fasnacht - $13,749; and Mr. Krablin - $4,864.

(4) Mr. Pheasey joined the Company in September 1997.

GRANTS OF OPTIONS/SAR'S IN LAST FISCAL YEAR

      The following table provides information concerning stock options granted to Named Executive Officers during the fiscal year ended December 31, 1998. The Company has granted no stock appreciation rights.



                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                Annual Rates of Stock
                                                                                                  Price Appreciation
                                    Individual Grants                                               for Option Term
-------------------------------------------------------------------------------------------      ----------------------
                                                  % of total
                                Number of           Options
                                Securities         Granted to      Exercise
                                Underlying        Employees in       Price      Expiration
           Name              Options Granted      Fiscal Year      ($/Share)       Date           5% ($)       10% ($)
-------------------------   -----------------   ----------------   ---------    -----------      --------    ----------
Joel V. Staff                      87,492            20.1%           28.25       02/18/03         682,871    1,508,966
Frederick W. Pheasey               19,071             4.4%           28.25       02/18/03         148,848      328,915
Merrill A. Miller, Jr.             49,751            11.4%           28.25       02/18/03         388,304      858,050
James J. Fasnacht                  24,876             5.7%           28.25       02/18/03         194,156      429,034
Steven W. Krablin                  20,730             4.8%           28.25       02/18/03         161,796      357,528


      The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have a term of five years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.


FY-END OPTION VALUES

      The following table provides the value of unexercised options held by the Named Executive Officers as of December 31, 1998. None of the Named Executive Officers exercised options during 1998.


                                              Number of Securities           Value of Unexercised
                                             Underlying Unexercised          In-the- Money Options
                                             Options at FY-End (#)               at FY-End ($)

                                                  Exercisable/                   Exercisable/
         Name                                    Unexercisable                  Unexercisable
       -----------------------------        -------------------------       ------------------------
       Joel V. Staff                                  0 / 87,492                    $0 / $0
       Frederick W. Pheasey                           0 / 19,071                    $0 / $0
       Merrill A. Miller, Jr.                     5,019 / 59,790                    $0 / $0
       James J. Fasnacht                          5,019 / 34,915                    $0 / $0
       Steven W. Krablin                          5,019 / 30,769                    $0 / $0

COMPENSATION OF DIRECTORS

      Directors who are full-time employees of the Company do not receive a retainer or fees for service on the board of directors or on committees of the board. Members of the board of directors who are not full-time employees of the Company receive an annual fee of $20,000, a fee of $1,000 for attendance at each meeting of the board of directors and at each meeting of its committees or any special committee established by the board, and a fee of $1,000 per day for any special assignments. The chairmen of the audit and compensation committees receive a fee of $1,250 for attendance at each meeting of the committee they chair. In addition, non-employee directors are eligible for grants of stock options, other than ISOs, and other awards under the Stock Plan. On February 18, 1998, each non-employee director of the Company was granted a non-qualified stock option to purchase 4,153 shares of the Company's common stock, and on February 9, 1999 each non-employee director was granted a non-qualified stock option to purchase 9,524 shares of the Company's common stock. The option exercise price per share is equal to the fair market value of a share of common stock on the date of grant. The options have a term of five years from the date of grant and vest in three equal annual installments beginning one year after the date of grant.

EMPLOYMENT CONTRACTS

      Effective as of January 1, 1996, the Company entered into an employment agreement with Messrs. Staff, Fasnacht, and Krablin and on February 5, 1996 entered into an employment agreement with Mr. Miller. Each of the agreements provides for a base salary, participation in an employee incentive plan and employee benefits as generally provided to all employees. The agreements provide for the following base salaries in 1999: Mr. Staff - $383,680; Mr. Fasnacht - $180,000; Mr. Krablin - $178,800 and Mr. Miller - $190,000. The agreements have a continuing term of two years in the case of Mr. Staff and one year for each of the other executive officers. The Company is not obligated to pay any amounts pursuant to the employment agreements upon (i) voluntary termination; (ii) termination for cause (as defined); (iii) death; (iv) long-term disability; or
(v) employee's refusal to accept comparable employment with a successor corporation. If the employment relationship is terminated by the Company for any other reason, or by the employee due to an uncorrected material breach of the employment agreement by the Company, the employee is entitled to receive his base salary and current year targeted bonus amount under an employee incentive plan either as a lump sum payment or over the one-year term, or two-year term in the case of Mr. Staff, as determined by the employment agreement under the circumstances. During the period of employment and for a period after termination of two years for Mr. Staff and one year for each of the other executive officers, the employees are generally prohibited from competing or assisting others to compete in its existing or recent business, or inducing any other employee to terminate employment with the Company.

      Upon termination, other than for cause, participants in the Company's Value Appreciation and Incentive Plans A and B, including Messrs. Staff, Miller, Fasnacht and Krablin, are entitled to any amounts accrued on their behalf for which they have not yet received a distribution. Messrs. Staff, Miller, Fasnacht and Krablin are recipients of restricted stock awards under the Company's Stock Plan. Under the terms of the Restricted Stock Agreements pursuant to which the restricted stock awards were issued, any restricted stock must be resold to the Company for $0.01 per share if the recipient's employment with the Company is terminated for any reason prior to the lapse of the forfeiture restrictions. The forfeiture restrictions lapse each year beginning January 17, 1997, on 20% of the total number of shares of restricted stock awarded to each participant and in their entirety upon a participant's disability, death or involuntary termination of employment without cause.

      On April 19, 1999 Ms. Guiney joined the Company as its Vice President and Chief Information Officer and the Company entered into an employment agreement with Ms. Guiney, which provides for an annual base salary of $208,000, reimbursement of expenses, participation in the Stock Plan and participation in employee benefit plans as generally available to all employees, except participation in any annual cash incentive plan. The agreement also provides for a stock option grant for 81,500 shares of common stock, which grant vests in three installments upon the achievement of certain performance targets. The agreement has a term of two years after which time it can be terminated by either the Company or Ms. Guiney, upon which termination she will receive one year's base salary.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Since the Company's common stock became a publicly-traded security in October 1996, the compensation committee's philosophy regarding the Company's executive compensation program has been to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The committee intends to achieve this objective through payment of a total compensation package that approximates the industry median but that is weighted to the performance of the Company. Base pay and cash incentives are intended to be below the market median, while incentives such as stock options are intended to be above the market median.

      The Company's executive compensation program is administered by the compensation committee of the board of directors. The committee establishes specific compensation levels for executive officers and other key personnel and administers the Company's stock award plans and the Company's Value Appreciation and Incentive Plans A and B.

      In 1998, the Company's executive officers, who were executive officers at the time of the Company's initial public offering, received certain cash and stock awards under the Company's Value Appreciation and Incentive Plans. Distributions under these awards will occur through January 2001. These awards were provided primarily in consideration of the executive officers' assistance and participation in the purchase of the Company's business from its previous owners and the Company's initial public offering. These awards were not designed as part of the Company's overall executive compensation program and were not regarded by the compensation committee as such.

      The main components of the executive compensation program for 1998 were base salary, participation in one of the Company's incentive plans and the grant of non-qualified stock option awards. Salary levels are based on factors including individual performance and level and scope of responsibility. In establishing the base salary levels for the executive officers (other than Mr. Staff) the compensation committee considers the recommendations of Mr. Staff, to whom these officers report. The compensation committee targets base salary levels at or below the median industry peer level, which is determined by consideration of compensation survey reports and salary levels paid by similar companies in the oilfield service industry. The companies used for comparison purposes include, but are not limited to, those companies included in the Company's peer group index.

      All employees of the Company, including executive officers, participated in a Company incentive plan in 1998 (the "1998 Incentive Plan"). The incentive plans are designed to align a portion of each employee's cash compensation with Company performance. The amount of the aggregate award under the plans was determined by the Company's performance objectives based on measures of operating profit and the ratio of operating profit to capital employed. A minimum performance level had to be achieved by the Company before any award was earned, and higher levels of achievement were rewarded with increasing payments based upon an established progression. A participant's award varied depending upon the level of his or her participation. The maximum award opportunity for executive officers, other than the chief executive officer, under the 1998 Incentive Plan was approximately 75% of base salary.

      Compensation of the Chief Executive Officer. Components of the chief executive officer's compensation for 1998 included base salary, participation in the 1998 Incentive Plan and the grant of stock options. In determining Mr. Staff's compensation for 1998, the committee considered the compensation level of chief executive officers of comparable companies and the continued successful growth of the Company's revenues and profitability. Mr. Staff's base salary for 1998 was $383,680 and he received an option grant to purchase 87,492 shares of National Oilwell common stock. The committee believes Mr. Staff's base salary level to be below the median industry peer level. Under the 1998 Incentive Plan, Mr. Staff could have earned up to 112% of his base salary if the plan's maximum performance targets had been met.


COMPENSATION COMMITTEE

Howard I. Bull, Committee Chairman

                                PERFORMANCE GRAPH

                The following line graph shows the cumulative total stockholder return on the Company's Common Stock from October 29, 1996, the first trading day after the date it was registered under the Exchange Act, to December 31, 1998, and compares it with the cumulative total return over the same period of the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (which includes BJ Services Company, Cooper Cameron Corporation, Smith International, Inc., Tuboscope Vetco International Corporation and Varco International Incorporated.) The self-constructed peer group was modified in 1998 to replace Camco International with Smith International, upon Camco's acquisition by Schlumberger. The graph includes both the old peer group and the new peer group. The graph assumes a $100 investment in Common Stock based on the initial per share price to the public of $17.00 and in each index at October 29, 1996 and that all dividends were reinvested. Peer group returns are based on the market capitalization of each individual company within the peer group at the beginning of the comparison period.






                                    [CHART]








                          Oct. 29, 1996     Dec. 31, 1996     Dec. 31, 1997     Dec. 31, 1998
                          -------------     -------------     -------------     -------------
National-Oilwell, Inc.          100               181              402               132
New Peer Group                  100               119              180                72
Old Peer Group                  100               119              185                74
S&P 500                         100               106              141               182

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEE AGREEMENTS

      In connection with the acquisition of the Company's predecessor partnership in 1996, the Company entered into a five-year Management Services Agreement with its largest stockholder, Inverness/Phoenix LLC, whereby the Company would pay $1.0 million per year for management assistance and other services as agreed. The agreement also provided that Inverness/Phoenix LLC receive 1% of the aggregate transaction value in connection with each acquisition or disposition completed during the five-year period and that First Reserve Corporation, the Company's second largest stockholder, receive certain fees for specific acquisitions. In connection with the Company's initial public offering, this agreement was terminated pursuant to a Deferred Fee Agreement which provides for cash payments of up to $4.4 million. During 1997 and 1996, cash payments aggregating $2.5 million were made to Inverness/Phoenix LLC and First Reserve Corporation in connection with the Deferred Fee Agreement. During 1998, cash payments aggregating $1.0 million were made to Inverness/Phoenix LLC, and they will continue to receive future quarterly payments of $250,000 through December 31, 1999.

      On May 29, 1998, the Company purchased Phoenix Energy Products, Inc. for an aggregate value of approximately $150 million. The seller of Phoenix is an affiliate of First Reserve Corporation, which is the beneficial owner of 21.54% of National Oilwell's common stock. Mr. Macaulay is the Chairman and Chief Executive Officer and Mr. Guill is the President of First Reserve Corporation.

      In connection with the implementation of SAP, the Company used the services during 1998 of certain consultants, including Honor Guiney, employed by a firm of which Ms. Guiney is the principal. On April 19, 1999 Ms. Guiney became Vice President and Chief Information Officer of the Company. Payments for Ms. Guiney's services and reimbursement of expenses in 1998 approximated $319,000 and payments for the services and expense reimbursements of the other consultants in 1998 approximated $266,000.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of copies of such reports received by the Company and written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met, with the exception of a late Form 5 filing by Mr. Dunwoody and a late Amended Form 3 filing by Richard
L. Lionberger, who is no longer an employee of the Company.


                        SELECTION OF INDEPENDENT AUDITORS

      The board of directors has selected Ernst & Young LLP, the Company's independent public accountants, to continue in such capacity for the current year. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                               PROXY SOLICITATION

      The cost of soliciting proxies will be paid by the Company. Beacon Hill Partners, Inc., 90 Broad Street, New York, New York has been employed to solicit proxies in connection with the Company's Common Stock and the voting of the Exchangeable Shares, in the United States and Canada, by mail, telephone or personal solicitation for a fee of approximately $2,750 plus expenses. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, in accordance with applicable requirements of the SEC, New York Stock Exchange, Canadian securities commissions and The Toronto Stock Exchange. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.


                      STOCKHOLDER SUGGESTIONS AND PROPOSALS
                           FOR THE 2000 ANNUAL MEETING

         If you wish to submit proposals to be included in our 2000 proxy statement, we must receive them on or before Thursday, December 2, 1999. If you are a holder of Common Stock, please address your proposals to: M. GAY MATHER, ASSISTANT SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE - 4TH FLOOR, HOUSTON, TEXAS 77042. If you are a holder of Exchangeable Shares, please address your proposals to the Trustee: Montreal Trust Company of Canada, 600, 530-8th Avenue, S.W., Calgary, Alberta, Canada T2P 3S8, Attention: Department Manager, Stock Transfer Service. If you wish to submit proposals at the meeting that are not eligible for inclusion in the proxy statement, you must give written notice no later than February 15, 2000 to: M. GAY MATHER, ASSISTANT SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE - 4TH FLOOR, HOUSTON, TEXAS 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell's by-laws and the rules and regulations of the Securities and Exchange Commission.


                         ANNUAL REPORT AND OTHER MATTERS

      We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.

      National Oilwell's 1998 Annual Report, is included in this mailing, but is not considered part of the proxy solicitation materials.

                                          By order of the board of directors,

                                          /s/  M. Gay Mather

                                          M. Gay Mather
                                          Assistant Secretary

Houston, Texas
April 20, 1999

                          [NATIONAL-OILWELL, INC. LOGO]

         PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON MAY 19, 1999

The undersigned hereby appoints Montreal Trust Company of Canada (the "Trustee"), and, unless you withhold authority by checking the following box [ ], authorizes the Trustee to appoint by proxy Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of stockholders of National-Oilwell, Inc. to be held on Wednesday, May 19, 1999, and any adjournments thereof, and to vote all Exchangeable Shares of Dreco Energy Services Ltd. that the signer is entitled to vote as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 15, 1999 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder only if this proxy is completed, returned to and received not later than 4:30 p.m. (Calgary time) on Monday, May 17, 1999 by Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. Proxies may be mailed in the return envelope provided or faxed to 403-267-6529.

In the event you wish to attend the meeting in person and vote your shares directly, please check the following box [ ], in which case the Trustee will issue a proxy to you for your shares at the meeting; however, the Trustee accepts no responsibility for timely forwarding a proxy to vote your shares directly if such instruction is not received by 4:30 p.m. (Calgary time) on May 17, 1999. In all events, the risk of delivery of such a proxy remains with the holders of Exchangeable Shares.

The undersigned acknowledges receipt of the April 15, 1999 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.


---------------------------------------     ------------------------------------
Signature                                   Signature if held jointly


---------------------------------------     ------------------------------------
Date                                        Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

(PLEASE READ OTHER SIDE FIRST.)

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1. The election of directors: W. McComb Dunwoody, Ben A. Guill, William E. Macaulay and Joel V. Staff


    [  ]  FOR all nominees      [  ]  WITHHOLD AUTHORITY
          listed above.               for all nominees listed above.

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:



------------------------------------

2. To approve an amendment to the Amended and Restated National-Oilwell Stock Award and Long-Term Incentive Plan, as described in the Proxy Statement.

        FOR the proposal           [  ]

        AGAINST the proposal       [  ]

        ABSTAIN                    [  ]

                          [NATIONAL-OILWELL, INC. LOGO]

             PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 1999

The undersigned hereby appoints Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of stockholders of National-Oilwell, Inc. to be held on Wednesday, May 19, 1999, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 15, 1999 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees.

The undersigned acknowledges receipt of the April 15, 1999 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.


------------------------------------     ---------------------------------------
Signature                                Signature if held jointly



------------------------------------     ---------------------------------------
Date                                     Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.


[X]   Please mark your vote
      as in this example
      using dark ink only.

(PLEASE READ OTHER SIDE FIRST.)
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1. The election of directors: W. McComb Dunwoody, Ben A. Guill, William E. Macaulay and Joel V. Staff


    [  ]  FOR all nominees           [  ]   WITHHOLD AUTHORITY
          listed above.                     for all nominees listed above.

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:


---------------------------------

2. To approve an amendment to the Amended and Restated National-Oilwell Stock Award and Long-Term Incentive Plan, as described in the Proxy Statement.

        FOR the proposal                [  ]

        AGAINST the proposal            [  ]

        ABSTAIN                         [  ]